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                    COMPUCOM SYSTEMS, INC. AND SUBSIDIARIES

                Exhibit 11 - Computation of Per Share Earnings

                   (In thousands, except per share amounts)

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
                                                         Three months ended                      Six months ended
                                                               June 30,                               June 30,
                                                ---------------------------------       ---------------------------------
                                                    1995                1994                1995                1994
                                                -------------       -------------       -------------       -------------
                                                           (unaudited)                             (unaudited)
PRIMARY EARNINGS PER COMMON SHARE
---------------------------------

Net earnings                                     $    4,814          $    3,259          $    8,649          $    6,024
Preferred dividend                                     (300)                (75)               (600)                (75)
                                                 ----------          ----------          ----------          ----------
                                                 $    4,514          $    3,184          $    8,049          $    5,949
                                                 ==========          ==========          ==========          ==========


Average common shares outstanding                    34,011              33,169              33,956              32,826
Average common share equivalents:
   Options                                            2,169               2,607               1,958               2,828
   Warrants                                              81                  89                  78                 265
                                                 ----------          ----------          ----------          ----------

Average number of common shares and
   common share equivalents outstanding              36,261              35,865              35,992              35,919
                                                 ==========          ==========          ==========          ==========

Primary earnings per common share                   $   .12             $   .09             $   .22             $   .17
                                                 ==========          ==========          ==========          ==========

FULLY DILUTED EARNINGS PER COMMON SHARE
---------------------------------------

Primary net earnings                             $    4,814          $    3,259          $    8,649          $    6,024
Preferred dividend                                     (300)                (75)               (600)                (75)
Interest expense, net of income tax benefit             250                 250                 500                 500
                                                 ----------          ----------          ----------          ----------
                                                 $    4,764          $    3,434          $    8,549          $    6,449
                                                 ==========          ==========          ==========          ==========

Average number of common shares and
   common share equivalents outstanding              36,587              35,865              36,526              35,919

Additional shares issuable                            8,409               8,409               8,409               8,409
                                                 ----------          ----------          ----------          ----------

Average number of common shares
   assuming full dilution                            44,996              44,274              44,935              44,328
                                                 ==========          ==========          ==========          ==========

Fully diluted earnings per common share             $   .11             $   .08             $   .19             $   .14
                                                 ==========          ==========          ==========          ==========
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